Exhibit 8.1
Waller Lansden Dortch & Davis, LLP

Nashville City Center 511 Union Street, Suite 2700 Nashville, Tennessee 37219-8966 (615) 244-6380 Fax: (615) 244-6804 www.wallerlaw.com	1901 Sixth Avenue North, Suite 1400 Birmingham, Alabama 35203-2623 (205) 214-6380 333 South Grand Avenue, Suite 1800 Los Angeles, California 90071 (213) 362-3680
September 23, 2008
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, TN 37203
Re: Issuance and sale of 8,050,000 shares of common stock of Healthcare Realty Trust Incorporated
Ladies and Gentlemen:
     We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), in connection with the offering and sale of 8,050,000 shares of common stock, par value $0.01 per share, of the Company (the “Offering”), which includes up to 1,050,000 shares that may be issued pursuant to an over-allotment option. The Offering is described more fully in the final prospectus supplement dated September 23, 2008 (the “Prospectus Supplement”) and the accompanying prospectus dated May 13, 2008 (together with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (Reg. No. 333-150884) (the “Registration Statement”). In connection with the Offering, you have requested the opinions set forth below.
     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
     In rendering the opinions expressed herein, we have examined and relied on the following documents:
     1. Schedules prepared and delivered by officials of the Company setting forth:
          (a) Real estate investment trust (“REIT”) taxable and gross income for the fiscal year ended December 31, 2007, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a); and
          (b) Compliance with the applicable REIT ratios or tests for the fiscal year ended December 31, 2007, including:
     Income tests:
               (1) 95% gross income test for the year; and
               (2) 75% gross income test for the year.
     Asset tests:
               (1) 75% asset test at the end of each quarter;
               (2) 25% asset test at the end of each quarter;
               (3) 10% asset test at the end of each quarter; and
               (4) 5% asset test at the end of each quarter.
          (c) Compliance with the Asset tests for the quarters ending March 31, 2008 and June 30, 2008.
     2. Schedules prepared and delivered by officials of the Company setting forth for all taxable years of the Company since and including the first year with respect to which the Company elected REIT status, the information described in paragraph 1 above and including, for taxable years prior to that ended December 31, 1998, the 30% gross income test.
     3. The Company’s certificate, dated September 23, 2008 (the “Certificate”).
     4. The Registration Statement (including the Prospectus).
     In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.
     In our examination of the foregoing documents, we have assumed, with your consent, that (i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission (the “Commission”)

under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended and as described in the Certificate; (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland; and (v) any “Excess Shares” (defined in the Company’s Second Articles of Amendment and Restatement to be shares of a value exceeding 9.9% in value of the outstanding shares of the Company) held or deemed held by any person (pursuant to applicable rules of attribution) are deemed to have no value or voting rights.
     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:
     (A) the Company was and is organized in conformity with the requirements for qualification as a REIT under the Code and its current method of operation as described in the Registration Statement (including the Prospectus) and the Certificate permits it to meet the requirements for qualification and taxation as a REIT under the Code for the current and subsequent taxable years; and
     (B) with respect to the taxable years of the Company ended December 31, 1993, through December 31, 2007, the Company met the requirements for qualification and taxation as a REIT under the Code.
     (C) we also hereby confirm the statements made under the caption “Federal Income Tax and ERISA Considerations” in the Prospectus, and under Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, incorporated by reference therein, under the captions “Federal Income Tax Information” and “ERISA Considerations.”
     The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.
     This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the Offering, and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.
     We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s current report on Form 8-K, and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP